T.	Rowe Price International Funds, Inc.

T.	Rowe Price Africa & Middle East Fund

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.

T.	Rowe Price International Funds, Inc.

T.	Rowe Price Emerging Europe & Mediterranean Fund

The following countries have been added to the list of countries in which the fund may invest:

Georgia, Kuwait, and United Arab Emirates.

Greece has been removed from the list of countries in which the fund may invest.

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.

T.	Rowe Price International Funds, Inc.

T.	Rowe Price Emerging Markets Stock Fund

The following countries have been added to the list of countries that the fund considers to be emerging markets:

Bahrain, Kenya, Kuwait, Lebanon, Oman, Qatar, and United Arab Emirates.

The following countries have been removed from the list of countries that the fund considers to be emerging markets:

Hong Kong, Singapore, and Greece

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.

T.	Rowe Price International Funds, Inc.

T.	Rowe Price European Stock Fund

Romania have been added to the list of countries in which the fund may invest.

Israel has been removed from the list of countries in which the fund may invest.

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.

T. Rowe Price International Funds, Inc.

T. Rowe Price Global Stock Fund

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.

T.	Rowe Price International Funds, Inc.

T.	Rowe Price International Discovery Fund

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.

T.	Rowe Price International Funds, Inc.

T.	Rowe Price International Growth & Income Fund

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.

T.	Rowe Price International Funds, Inc.

T.	Rowe Price International Stock Fund

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.

T.	Rowe Price International Funds, Inc.

T.	Rowe Price Japan Fund

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.

T.	Rowe Price International Funds, Inc.

T.	Rowe Price Latin America Fund

The fund’s investment strategy has been revised as follows:

We may make substantial investments (at times more than 25% of total assets) in the telephone companies or banking companies of various Latin American countries. These industries play a critical role in a country’s economic development.

The note to the Industry Concentration Investment Restriction has been revised to state that the Latin America Fund considers telephone and banking companies of a single country to be separate industries from telephone and banking companies of any other country.

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.

T.	Rowe Price International Funds, Inc.

T.	Rowe Price New Asia Fund

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.

T.	Rowe Price International Funds, Inc.

T.	Rowe Price Overseas Stock Fund

The funds’ reserve position disclosure has been revised to state that the funds’ reserve positions can also consist of U.S. dollar or non-U.S. dollar currencies.